UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2013

ATOSSA GENETICS INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-35610 (Commission file number)	26-4753208 (IRS Employer Identification No.)

1616 Eastlake Ave. East, Suite 510, Seattle, Washington 98102
(Address of principal executive offices and zip code)

(800) 351-3902
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On October 4, 2013, Atossa Genetics Inc. issued a press release announcing it had commenced the voluntary recall of the ForeCYTE Breast Health Test Mammary Aspiration Specimen Cytology Test (MASCT). A copy of the press release is attached to this Report on Form 8-K as Exhibit 99.1 and is incorporated into this Item 8.01 by this reference.

On October 4, 2013 Atossa Genetics Inc. held a conference call and discussed the voluntary recall. A script of that conference call is attached to this Report on Form 8-K as Exhibit 99.2 and is incorporated into this Item 8.01 by this reference.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Forward-looking statements in this Form 8-K are subject to risks and uncertainties that may cause actual results to differ materially from the anticipated or estimated future results, including the risks and uncertainties associated with actions by the FDA, the outcome or timing of regulatory clearances needed by Atossa to sell its products, responses to regulatory matters, Atossa's ability to continue to manufacture and sell its products, recalls of products, the efficacy of Atossa's products and services, the market demand for and acceptance of Atossa's products and services, performance of distributors, estimated future expenses and cash needs, and other risks detailed from time to time in Atossa's filings with the Securities and Exchange Commission, including without limitation its periodic reports on Form 10-K and 10-Q, each as amended and supplemented from time to time.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits
	99.1	Atossa Genetics Inc. Press Release issued October 4, 2013
	99.2	Atossa Genetics Inc. Script of Conference Call Held on October 4, 2013

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ATOSSA GENETICS INC.

Date: October 4, 2013	By:	/s/ Steven C. Quay
Steven C. Quay, M.D., Ph.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Atossa Genetics Inc. Press Release issued on October 4, 2013
99.2	Atossa Genetics Inc. Script of Conference Call Held on October 4, 2013